EXHIBIT 10.1
EXECUTION COPY

AMENDED AND RESTATED TENGELMANN STOCKHOLDER AGREEMENT
by and among
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
and
TENGELMANN WARENHANDELSGESELLSCHAFT KG
Dated as of August 4, 2009

  i

ii

     AMENDED AND RESTATED TENGELMANN STOCKHOLDER AGREEMENT dated as of August 4, 2009 (this “Agreement”), among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”) and TENGELMANN WARENHANDELSGESELLSCHAFT KG, a limited partnership organized under the laws of Germany (“Tengelmann”).
          WHEREAS, the Company, Sand Merger Corp., a Delaware corporation and a wholly owned Subsidiary of the Company, and Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), entered into a Merger Agreement, dated as of March 4, 2007, pursuant to which the Company acquired Pathmark (the “Merger”);
          WHEREAS, in connection with the Merger, the parties hereto entered into that certain Stockholder Agreement dated as of March 4, 2007 (the “Existing Agreement”), to establish certain terms and conditions concerning the corporate governance of the Company and certain other matters;
          WHEREAS, the Company and Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub and Georg Rudolf Otto Haub (collectively, the “Tengelmann Partners”) have entered into an investment agreement dated as of July 23, 2009 (the “Investment Agreement”), pursuant to which the Tengelmann Partners are purchasing from the Company, and the Company is issuing and selling to the Tengelmann Partners (the “Transaction”), subject to the terms and conditions set forth therein, an aggregate of 60,000 shares of Convertible Preferred Stock (capitalized terms used in this Agreement shall have the meanings given to such terms in Article I) (the “Initial Shares”, together with any shares of Convertible Preferred Stock issued to Tengelmann pursuant to the Convertible Preferred Stock PIK Dividend Provision, the “Tengelmann Shares”), and immediately following such purchase, the Tengelmann Partners shall contribute the Initial Shares to Tengelmann;
          WHEREAS, the Company and Yucaipa have entered into an investment agreement dated as of July 23, 2009, pursuant to which Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP (the “New Investors”) are purchasing from the Company, and the Company is issuing and selling to the New Investors, subject to the terms and conditions set forth therein, an aggregate of 115,000 shares of Convertible Preferred Stock; and
          WHEREAS, it is a condition to the closing under the Investment Agreement that the parties hereto amend and restate in its entirety the Existing Agreement as provided herein.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Definitions
          SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:
          “13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Company that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof) to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock of the Company representing more than 5% of any class of Voting Stock of the Company (whether or not registered pursuant to Section 12 of the Exchange Act) then outstanding.
          “2000 Warrants” means the warrants issued by Pathmark pursuant to the Warrant Agreement dated as of September 19, 2000, between Pathmark and ChaseMellon Shareholder Services, LLC.
          “2011 Convertible Notes” means the Company’s 5.125% Convertible Senior Notes due June 15, 2011.
          “2012 Convertible Notes” means the Company’s 6.75% Convertible Senior Notes due December 15, 2012.
          “ABL Credit Agreement” means the Company’s five-year amended and restated asset-based senior secured revolving credit agreement, dated as of December 27, 2007, among the Company, the other borrowers party thereto and the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, as lead arranger (as amended thereafter in accordance with the terms hereof, if applicable).
          An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Company and its Subsidiaries shall not be deemed Affiliates of Tengelmann for any reason under this Agreement.
          “Amended and Restated Yucaipa Stockholder Agreement” means the Amended and Restated Yucaipa Stockholder Agreement, dated as of the date hereof, between the Company and Yucaipa.
          “Authorized Capital Stock Charter Amendment” means an amendment to the Charter increasing the number of authorized shares of Company Common Stock by up to 100,000,000 shares.
          “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

          “beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement, but without reference to whether or not an Equity Security is exercisable or convertible for Voting Stock in less than 60 days. The term “beneficially own” has a meaning correlative to the foregoing.
          “Board” or “Board of Directors” means the board of directors of the Company.
          “Business Combination” with respect to any Person means any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of such Person and its Subsidiaries, taken as a whole, to any other Person or (ii) any transaction (including any merger or consolidation) the consummation of which would result in any other Person (or, in the case of a merger or consolidation, the shareholders of such other Person) becoming, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock or Equity Securities (other than debt securities) of such Person (measured in the case of Voting Stock by Voting Power rather than number of shares).
          “Business Day” means any day on which banks are not required or authorized by law to close in New York, New York.
          “By-Laws” means the By-Laws of the Company, as in effect from time to time.
          “Charter” means the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as in effect from time to time.
          “Charter Amendment Stockholder Approval” means the approval of the Authorized Capital Stock Charter Amendment by the affirmative vote of holders entitled to cast two-thirds of the votes entitled to be cast on the matter.
          “Closing” means the closing of the Transaction.
          “Closing Date” means the date of the Closing.
          “Company Common Stock” means the common stock of the Company, par value $1.00 per share, and any other common stock of the Company that may be issued from time to time.
          “Conversion Date” means any date on which shares of Convertible Preferred Stock are converted into shares of Company Common Stock subject to the terms and conditions of the Convertible Preferred Articles Supplementary.
          “Conversion Stockholder Approval” means the approval, as required pursuant to NYSE Rule 312, of (x) the shares of Convertible Preferred Stock when voting together with the Common Stock becoming entitled to cast the full number of votes on an as converted basis and (y) the issuance of the full amount of Company Common Stock upon the exercise of conversion rights of the Convertible Preferred Stock, in each case, by the affirmative vote of holders of a majority of the votes present and entitled to vote at the stockholders’ meeting duly called, noticed and convened for such purpose, at which the total votes cast represent over 50% in interest of all Voting Stock entitled to vote on such proposal.
          “Convertible Notes” means the 2011 Convertible Notes and the 2012 Convertible Notes.
          “Convertible Preferred Articles Supplementary” means the articles supplementary filed with the Maryland State Department of Assessments and Taxation on August 3, 2009, which govern the designation, voting powers, preferences, conversions and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Convertible Preferred Stock.
          “Convertible Preferred Stock” means the shares of the Company’s 8.00% Convertible Preferred Stock redeemable August 1, 2016, designated in four separate series as “8% Cumulative Convertible Preferred Stock, Series A-T”, “8% Cumulative Convertible Preferred Stock, Series A-Y”, “8% Cumulative Convertible Preferred Stock, Series B-T” and “8% Cumulative Convertible Preferred Stock, Series B-Y”.
          “Convertible Preferred Stock PIK Dividend Provision” means the Company’s ability to issue Convertible Preferred Stock as dividends pursuant to the Convertible Preferred Articles Supplementary.
          “Convertible Underlying Securities” means the shares of Company Common Stock issuable upon the conversion of any Convertible Preferred Stock.
          “Director” means a member of the Board of Directors.
          “Discriminatory Transaction” means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (i) impose material limitations on the legal rights of Tengelmann as a holder of a class of Voting Stock of the Company (including any action that would impose material restrictions without lawful exemption on Tengelmann that are based upon the size of security holding, the business in which a security holder is engaged or other considerations applicable to Tengelmann and not to holders of the same class of Voting Stock of the Company generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Tengelmann), which limitations are disproportionately (i.e., other than in a proportionate manner consistent with Tengelmann’s pro rata ownership of such class of Voting Stock) borne by Tengelmann as opposed to other holders of such class of Voting Stock or (ii) deny any material benefit to Tengelmann proportionately as a holder of any class of Voting Stock of the Company that is made available to other holders of that same class of Voting Stock of the Company generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Tengelmann.

          “Dissolution” means with respect to any Person the dissolution of such Person, the adoption of a plan of liquidation of such Person or any action by such Person to commence any suit, case, proceeding or other action (i) under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to such Person or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for such Person, or making a general assignment for the benefit of the creditors of such Person. Any verb forms of this term have corresponding meanings.
          “Encumbrance” means any security interest, pledge, mortgage, lien, or other material encumbrance, except for any restrictions arising under any applicable securities Laws.
          “Equity Security” means (i) any common stock or other Voting Stock, (ii) any securities convertible into or exchangeable for common stock or other Voting Stock or (iii) any options, rights or warrants (or any similar securities) to acquire common stock or other Voting Stock.
          “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
          “Exempt Transfer” has the meaning set forth in the Amended and Restated Yucaipa Stockholder Agreement.
          “Existing Registrable Securities” means all shares of Company Common Stock beneficially owned by Tengelmann immediately prior to the Closing.
          “Fair Market Value” means (i) with respect to cash or cash equivalents, the amount of such cash or cash equivalents, (ii) with respect to any security listed on a national securities exchange or otherwise traded on any national securities exchange or other trading system, the average of the closing prices of such security as reported on such exchange or trading system for each of the five Trading Days prior to the date of determination and (iii) with respect to property other than cash or securities of the type described in clauses (i) and (ii), the cash price at which a willing seller would sell and a willing buyer would buy such property in an arm’s-length negotiated transaction without time constraints as determined in good faith by the Board.
          “GAAP” means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.
          “Governance Committee” means the Governance Committee of the Board of Directors or any successor committee thereto.
          “Governmental Entity” means any transnational, Federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by the Company or any of its Subsidiaries are listed or quoted.
          “Indebtedness” means, with respect to any Person, without duplication: (i) (A) indebtedness for borrowed money, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (D) all letters of credit issued for the account of such Person and (E) obligations of such Person to pay rent or other amounts under any lease of real property or personal property, which obligations are required to be classified as capital leases in accordance with GAAP; (ii) indebtedness for borrowed money of any other Person guaranteed, directly or indirectly, in any manner by such Person; and (iii) indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; provided, however, that Indebtedness shall not be deemed to include (i) any accounts payable or trade payables incurred in the ordinary course of business of such Person, or (ii) any intercompany indebtedness between any Person and any wholly owned Subsidiary of such Person or between any wholly owned Subsidiaries of such Person.
          “Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.
          “Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.
          “Market Price” for any security on each business day means: (A) if such security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (B) if such security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company; or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company. If there are no such prices on a business day, then the Market Price shall not be determinable on such business day.
          “Maturity Date” means August 1, 2016.
          “MGCL” means the Maryland General Corporation Law, codified in Md. Code Ann., Corps. & Ass’ns, Titles 1-3, as may be in effect from time to time.
          “NYSE” means the New York Stock Exchange.

          “Original Yucaipa Stockholders” means Yucaipa Corporate Initiative Fund I, LP, Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP.
          “Other Directors” means any Director who is not a Tengelmann Director.
          “Other Investors” means any holder of Convertible Preferred Stock with which the Company has or enters into a stockholder agreement (other than Tengelmann and its Affiliates).
          “Partner” means any partner of such Person.
          “Permitted Transferee” means, with respect to a specified Person, any controlled Affiliate of such Person or any Partner of such Person and with respect to Tengelmann, any controlled Affiliate of either Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub, Georg Rudolf Otto Haub or Tengelmann.
          “Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization, syndicate or other entity, foreign or domestic.
          “Piggyback Percentage” of Tengelmann or Yucaipa, as applicable, means the result of dividing (i) the product of the number of shares requested to be registered by such Person (including, in the case of Yucaipa, shares issuable under the Series B Warrants) and the number of shares beneficially owned by such Person as of the date of any notice given pursuant to Section 3.02 or, if not practicably obtainable as of such date, as of the most recent date practicably obtainable (excluding, in the case of Yucaipa, shares issuable under the Series B Warrants to the extent not requested to be registered) (in the case of Tengelmann, the “Tengelmann Amount” and, in the case of Yucaipa, the “Yucaipa Amount”), by (ii) the sum of the Tengelmann Amount and the Yucaipa Amount.
          “Public Director” means a Director who is not a Tengelmann Director or a Yucaipa Director.
          “Public Equity Holders” means holders of Equity Securities of the Company, other than (i) Tengelmann and its Affiliates and any Person included in any 13D Group with Tengelmann or any of its Affiliates and (ii) Yucaipa and its Affiliates and any Person included in any 13D Group with Yucaipa or any of its Affiliates.
          “Registrable Securities” means (i) all shares of Company Common Stock beneficially owned by Tengelmann on the date hereof or purchased by Tengelmann and beneficially owned at any time by Tengelmann, (ii) any Convertible Underlying Securities beneficially owned by Tengelmann and (iii) any securities issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or other similar distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that such securities shall cease to be Registrable Securities when (A) Tengelmann Transfers such securities to any Person other than an Affiliate of Tengelmann or a Registration Rights Transferee or (B) Tengelmann or Registration Rights Transferee, as applicable, has beneficial ownership of less than 1% of the outstanding Company Common Stock.
          “Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
          “Rule 144” means Rule 144 promulgated under the Security Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
          “Series B Warrants” means the Series B warrants issued as part of the Merger by the Company to the Original Yucaipa Stockholders, which entitled the Original Yucaipa Stockholders to purchase 6,965,858 shares of common stock of the Company at an exercise price of $32.40 per share which will expire on June 9, 2015, as such share amount and exercise price may be adjusted from time to time in accordance with the terms of such warrants in effect on the date hereof.
          “Stockholder Approvals” means the Conversion Stockholder Approval and the Charter Amendment Stockholder Approval.
          “Subsidiary” of any Person means, on any date, any Person (i) the accounts of which would be consolidated with and into those of the applicable Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which (a) securities or other ownership interests representing more than 50% of the equity or (b) more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests, as of such date, are owned, controlled or held by the applicable Person or one or more Subsidiaries of such Person.
          “Tengelmann Director” means a Director either (i) elected by Tengelmann in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary or (ii) designated for nomination by Tengelmann and actually elected or appointed pursuant to the provisions of Section 2.01.
          “Tengelmann Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Company (determined on the basis of the number of votes entitled to be cast by all outstanding shares of Voting Stock of the Company, as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is beneficially owned by Tengelmann and its Affiliates as of such date (including any Equity Securities owned prior to the date of this Agreement); provided, however, that for purposes of this calculation (x) all determinations shall be made as if the Conversion Stockholder Approval has been obtained and (y) notwithstanding the definition of “beneficial ownership” or Voting Power, all determinations shall be made as if Tengelmann beneficially owns any and all Voting Stock or Equity Securities subject to any swap, hedge, forward contract, credit default swap or any other agreement that hedges the economic consequences of ownership of any Voting Stock or Equity Securities.
          “Trading Day” means (i) for so long as Company Common Stock is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business and trading in Company Common Stock is not suspended or restricted or (ii) if Company Common Stock ceases to be so listed, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.
          “Transfer” means, with respect to any security, any sale, assignment, transfer or distribution, whether voluntarily or by operation of Law, whether in a single transaction or a series of related transactions and whether to a single Person or a 13D Group. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.
          “Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.
          “Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter, placement agent or other intermediary participates in the distribution of such securities.
          “Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by Tengelmann, any Voting Stock not outstanding which is issuable pursuant to conversion, exchange or other rights, warrants, options or similar securities will not be deemed to be outstanding for the purpose of computing the Voting Power of any Person.

          “Voting Stock” of any Person means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person.
          “Yucaipa” means Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, LP, and Yucaipa American Alliance (Parallel) Fund II, LP.
          “Yucaipa Director” means a Director either (i) elected by Tengelmann in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary or (ii) designated for nomination by Yucaipa and actually elected or appointed pursuant to Section 2.01 of the Amended and Restated Yucaipa Stockholder Agreement.
          “Yucaipa Representative” means Yucaipa American Alliance Fund II, LLC.
          (b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section
Acceptance Date	7.01(b)
Accepted Offered Stock	7.01(b)
Agreement	Preamble
Company	Preamble
Deferral Period	3.06(a)
Demand Notice	3.01(c)
Demand Offering	3.01(c)
EDGAR	3.04(a)(i)
effective date	3.04(a)(xii)
Election Notice	7.01(d)
Effectiveness Date	3.01(a)
Effectiveness Period	3.01(a)
Existing Agreement	Recitals
First Offer Acceptance	7.01(b)
Filing Date	3.01(a)
First Offer Exercise Notice	7.01(a)
First Offer Transferor	7.01(a)
fraudulent misrepresentation	3.08(e)
IDEA	3.04(a)(i)
indemnified party	3.08(c)
Indemnified Persons	3.08(a)
indemnifying party	3.08(c)
Initial Shares	Recitals
Inspectors	3.04(a)(viii)
Investment Agreement	Recitals
Liquidated Damages	3.01(b)
Liquidity Impairment	5.01(f)

Term	Section
Lock-up	3.09
Merger	Recitals
New Equity Securities	4.01(a)
New Investors	Recitals
Notice of Issuance	4.01(b)
Offer Price	7.01(a)
Offered Stock	7.01(a)
Pathmark	Recitals
Piggyback Registration	3.02
Proposed Stock Settlement Amount	5.01(b)
Proxy Statement	6.01(a)
Put Notice	5.01(c)
Put Price	5.01(c)
Put Right	5.01(a)
Records	3.04(a)(viii)
Registration Default	3.01(b)
Registration Default Date	3.01(b)
Registration Default Period	3.01(b)
Registration Rights Transferee	3.14
Representative	8.19
Required Financial Statements	3.06(b)
Share Number	5.01(b)
Subject Securities	6.02(a)
Tengelmann	Preamble
Tengelmann Mirror Vote	2.01(d)
Tengelmann Nominee	2.01(c)(i)
Tengelmann Partners	Recitals
Tengelmann Shares	Recitals
Transaction	Recitals
Warrant Exercise Notice	5.01(b)
ARTICLE II
Corporate Governance
          SECTION 2.01. Composition of the Board of Directors. The composition of the Board of Directors will be as follows:
          (a) Immediately after the Closing Date, the By-Laws shall be amended to provide that the authorized number of directors comprising the Board of Directors shall be eleven Directors, and, subject to any additional requirements provided for in the Charter or the By-Laws, the number of such Directors may not be (i) increased without the consent of Tengelmann (except in accordance with Section 15(d) of the Convertible Preferred Articles Supplementary) and that number of directors that is at least 66.67% of the total number of directorships (including vacancies) or (ii) decreased without the approval of that number of directors that is at least 66.67% of the total number of directorships (including vacancies); provided, however, that any decrease in the number of directorships that has the effect of reducing the number of Directors that Tengelmann is entitled to nominate hereunder shall require the consent of Tengelmann.
          (b) Immediately upon the Closing, the Board of Directors will be comprised of (i) four Tengelmann Directors that, immediately prior to the Closing, were Tengelmann Directors serving on the Board of Directors, (ii) five Public Directors that, immediately prior to the Closing, were Public Directors serving on the Board of Directors and (iii) two Yucaipa Directors selected in accordance with Section 2.01 of the Amended and Restated Yucaipa Stockholder Agreement and Section 15 of the Convertible Preferred Articles Supplementary.
          (c) From and after the Closing Date (without duplication of Tengelmann’s rights to elect a Tengelmann Director pursuant to Section 15(b) of the Convertible Preferred Articles Supplementary), so long as the Tengelmann Percentage Interest has been continuously since the Closing Date 10% or more, then the manner of selecting members of the Board of Directors will be as follows:
     (i) Tengelmann will have the right to designate for nomination (it being understood that such nomination will include any nomination of any incumbent Tengelmann Director for reelection to the Board of Directors) to the Board of Directors that number of individuals equal to (i) the product of the total number of directorships (including vacancies) at such time and the Tengelmann Percentage Interest at such time (rounded to the nearest whole number), minus (ii) the number of Tengelmann Directors who are not then subject to election or who will otherwise be continuing to serve on the Board following such election, and each such designee (each, a “Tengelmann Nominee”) will be nominated and recommended for election to the Board of Directors by the Governance Committee; provided, however, that so long as the Stockholder Percentage Interest (as defined in the Amended and Restated Yucaipa Stockholder Agreement) is and has continuously been since the Closing at least 20%, if the calculation set forth above would result in a number of Directors equal to five, then Tengelmann shall have the right to designate for nomination to the Board of Directors the number of individuals equal to (x) four, minus (y) the number of Tengelmann Directors who are not then subject to election or who will otherwise be continuing to serve on the Board following such election, and each such Tengelmann Nominee will be nominated and recommended for election to the Board of Directors by the Governance Committee. In the event that the Tengelmann Percentage Interest is at any time less than 10%, Tengelmann shall not have any right to designate any Directors, and, at the request of a majority of the Other Directors then in office, shall cause any Tengelmann Directors then in office to resign immediately upon such event.
     (ii) Subject to Section 2.01(c)(iii), the Company and the Board of Directors, including the Governance Committee, shall cause each Tengelmann Nominee to be included in management’s slate of nominees for such stockholders’ meeting at which Directors are elected and shall recommend such Person for election to the Board of Directors.
     (iii) Notwithstanding anything to the contrary in this Section 2.01, neither the Governance Committee, the Company nor the Board of Directors shall be under any obligation to nominate and recommend a Tengelmann Nominee to the extent it determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to Tengelmann), that such recommendation would reasonably be expected to violate their duties under MGCL § 2-405.1(a) because (A) such nominee is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which the Company’s Common Stock is listed or quoted or (B) service by such nominee as a Director would reasonably be expected to violate applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted, in which case the Company shall provide Tengelmann with a reasonable opportunity (but in any event not less than 30 days) to designate an alternate Tengelmann Nominee.
     (iv) Without limiting the generality of Section 2.01(c), and except as otherwise specified in Section 2.01(c)(ii) in the event that the number of Tengelmann Directors on the Board of Directors differs from the number that Tengelmann has the right (and wishes) to designate pursuant to this Section 2.01, (i) if the number of Tengelmann Directors exceeds such number, Tengelmann shall use reasonable best efforts to take all necessary action to remove or cause to resign that number of Tengelmann Directors as is required to make the remaining number of such Tengelmann Directors conform to this Section 2.01 or (ii) if the number of Tengelmann Directors is less than such number, the number of Directors shall automatically be increased by a number sufficient to permit Tengelmann to designate the full number of Tengelmann Directors that it is entitled (and wishes) to designate pursuant to this Section 2.01 or, alternatively, at the request of Tengelmann, the Secretary of the Company shall call a special meeting of the stockholders of the Company for the purpose of removing Other Directors (other than a Yucaipa Director, if the number of Yucaipa Directors on the Board of Directors at such time equals the number of Directors Yucaipa is entitled to designate pursuant to Section 2.01(c) of the Amended and Restated Yucaipa Stockholder Agreement) to create such vacancies as are necessary to permit Tengelmann to designate the full number of Tengelmann Directors that it is entitled (and wishes) to designate pursuant to this Section 2.01. Upon the creation of any vacancy pursuant to clause (ii) of the preceding sentence, Tengelmann shall designate the person to fill such vacancy in accordance with this Section 2.01 and, subject to Section 2.01(c)(iii), the Board of Directors shall appoint each person so designated. In the event that the number of Directors is increased pursuant to this Section 2.01(c)(iv), the Board of Directors shall cause the number of Directors to be reduced at the first available opportunity to comply with the number of Directors otherwise specified by Section 2.01(a).

          (d) In any election of Directors at a meeting of the stockholders of the Company, if (x) Tengelmann has elected the applicable number of Tengelmann Directors in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary, or (y) the Company has nominated and recommended the Tengelmann Nominees (to the extent required by Section 2.01(c)) that Tengelmann wished to nominate (subject to Section 2.01(c)(iii) above), then Tengelmann, (i) agrees (A) to cause all Voting Stock held by Tengelmann to be present at such meeting either in person or by proxy and (B) to vote such Voting Stock beneficially owned by it for all nominees (other than the Tengelmann Nominees) included in management’s slate, in a manner identical (on a proportionate basis) to the manner in which the Public Equity Holders vote their shares of Voting Stock in such elections (the “Tengelmann Mirror Vote”) and (ii) shall be entitled to vote all Voting Stock held by Tengelmann for any Tengelmann Nominee in its sole discretion. For purposes of allocating the Tengelmann Mirror Vote, abstentions and broker non-votes shall be disregarded. As promptly as practicable following the nomination and recommendation of the Tengelmann Nominees in accordance with Section 2.01(c) above, Tengelmann shall, and shall cause its Affiliates to, provide the Company a proxy (which will be subject to Section 2.01(k)) for purposes of effecting the first sentence of this Section 2.01(d). Notwithstanding the foregoing, this Section 2.01(d) shall not apply with respect to any election of Directors in connection with which any Person (other than (x) Tengelmann or any Affiliate of Tengelmann, (y) any member of any 13D Group that includes Tengelmann or any Affiliate of Tengelmann or (z) any other Person with whom Tengelmann is acting in concert) (i) has initiated (and is continuing) a “proxy contest” or other solicitation of proxies, consents or votes in favor of one or more nominees for election to the Board of Directors that are different from the nominees to the Board of Directors in management’s slate, (ii) has initiated (and is continuing) a “proxy contest” or other solicitation of proxies, consents or votes against one or more of the nominees to the Board of Directors in management’s slate or (iii) has included one or more stockholder nominated director candidates in the Company’s proxy materials using the direct proxy access procedures under the Exchange Act or otherwise.
          (e) In any matter submitted to a vote of stockholders not subject to Section 2.01(d) or 6.02, Tengelmann may vote any or all of its Voting Stock in its sole discretion subject to applicable Law.
          (f) For so long as (x) Tengelmann has elected the applicable number of Tengelmann Directors in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary, or (y) the Board of Directors or Governance Committee nominates and recommends (subject to Section 2.01(c)(iii) above), the number of Tengelmann Nominees contemplated by Section 2.01(c) that Tengelmann wishes to nominate and so long as the Company has complied with Section 2.01(c)(iv), Tengelmann agrees not to take, without the consent of a majority of the Other Directors, any action to remove or oppose any Other Director or to seek to change the size of the Board of Directors or otherwise seek to expand Tengelmann’s representation on the Board of Directors in a manner inconsistent with Section 2.01(d) (except in accordance with Section 15(d) of the Convertible Preferred Articles Supplementary).

          (g) No Tengelmann Nominee or Tengelmann director shall be qualified to be a Director unless at all times during his or her term, he or she remains acceptable to Tengelmann.
          (h) Upon the death, resignation, retirement, incapacity, disqualification or removal from office for any other reason of any Tengelmann Director, Tengelmann will have the right to designate the replacement for such Tengelmann Director and the Board of Directors will, subject to Section 2.01(c)(iii), elect each such Person so designated in accordance with this Section 2.01(h). Upon the death, resignation, incapacity, disqualification or removal of any Public Director, a majority of the Public Directors will have the exclusive right to designate the replacement for such Public Director and elect same.
          (i) For the avoidance of doubt, Tengelmann Directors shall be entitled to compensation and expense reimbursement in accordance with the Company’s policies and practices applicable to Directors generally. The Company will also provide and hereby agrees to enter into indemnification agreements with the Tengelmann Directors on terms not less favorable to the Tengelmann Directors than any indemnification agreement entered into with any Other Director
          (j) The rights and obligations of Tengelmann shall apply to any and all Affiliate(s) of Tengelmann which currently beneficially own Voting Stock and any and all Affiliate(s) of Tengelmann to whom any shares of Voting Stock are transferred in any manner, and any such transfer shall be conditioned on such transferee entering into a written agreement in form and substance acceptable to the Company extending the rights and obligations of Tengelmann under this Agreement to such transferee(s), in which cases all references to Tengelmann herein shall be deemed to refer to Tengelmann and such Affiliates except as the context otherwise requires.
          (k) Notwithstanding anything to the contrary in this Section 2.01, Tengelmann shall be under no obligation to vote in favor of an Other Director nominee who has been nominated by a Person other than the Governance Committee or the Board of Directors to the extent Tengelmann determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to the Company and the Board of Directors), that the hypothetical nomination or recommendation of such nominee by the Board of Directors would have been reasonably expected to violate the Directors’ duties under MGCL § 2-405.1(a) because (i) such nominee is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which Company’s Common Stock is listed or quoted or (ii) service by such nominee as a Director would reasonably be expected to violate applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted; provided that Tengelmann shall make such determination as soon as practicable and, if applicable, provide written notice thereof to the Company and the Board of Directors as soon as practicable thereafter.

          (l) If the Stockholder Percentage Interest (as defined in the Amended and Restated Yucaipa Stockholder Agreement) falls below 10%, the By-Laws shall promptly be amended to provide that the authorized number of directors comprising the Board of Directors shall be nine Directors and Tengelmann shall continue to have the right to designate for nomination a number of Tengelmann Nominees as set forth in Section 15 of the Convertible Preferred Articles Supplementary or 2.01(c)(i) of this Agreement.
          (m) The Board of Directors will use reasonable best efforts to ensure, to the extent lawful, at all times that the Charter, By-Laws and corporate governance policies and guidelines of the Company are not at any time inconsistent in any material respect with the provisions of this Article II and in the event of any such inconsistency, shall negotiate in good faith to revise this Article II to achieve the parties’ intention set forth herein to the greatest extent possible.
          SECTION 2.02. Committees. Tengelmann Directors shall have the right (at Tengelmann’s election) to serve on each committee of the Board of Directors and the number of Tengelmann Directors on a committee of the Board of Directors shall be not less than (x) the number of Tengelmann Directors at such time divided by (y) the total number of seats on the Board of Directors at such time multiplied by (z) the number of Directors serving on such committee (rounded to the nearest whole number). Tengelmann shall have the right to select the Tengelmann Directors that will serve on each committee of the Board of Directors; provided that, so long as there are any Tengelmann Directors serving on the Board of Directors, at least one Tengelmann Director shall have the right to serve on each committee of the Board of Directors. Notwithstanding the foregoing, a Tengelmann Director shall not serve on any committee if such service would violate any Law , the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted. Upon any request by Tengelmann, as soon as reasonably practicable, one Tengelmann Director shall be appointed to the board of directors (or similar governing body) of each Subsidiary of the Company requested by Tengelmann and each committee of each such Subsidiary.
          SECTION 2.03. Solicitation of Shares. The Company will use its reasonable best efforts to solicit proxies in favor of the Tengelmann Nominees selected in accordance with Section 2.01 from its stockholders eligible to vote for the election of Directors.
          SECTION 2.04. Approval Required for Certain Actions. (a) For so long as the Tengelmann Percentage Interest is at least 25%, the approval of Tengelmann will be required for the Company to do (or authorize or permit any of its Subsidiaries to do) any of the following actions (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or By-Laws); provided, however, that the approval of Tengelmann will not be required in connection with the actions specified in clauses (v) and (vii) below until the Stockholder Percentage Interest (as defined in the Amended and Restated Yucaipa Stockholder Agreement) falls below 17.8%:

     (i) any Business Combination by the Company, except for any Business Combination involving consideration with a Fair Market Value not exceeding $50,000,000 to be paid by or to the Company or its stockholders, as the case may be;
     (ii) the issuance of any Equity Security of the Company, the creation of any right to acquire such Equity Security or any amendment to the terms of any such Equity Security, to the extent such issuance, creation or amendment requires stockholder approval; provided, however, that this clause (ii) shall not include any issuance (A) of any Series B Warrants, (B) pursuant to any employee compensation plan or other benefit plan, including stock option, restricted stock or other equity based compensation plans, (C) of any Equity Security issued or issuable under rights existing as of Closing Date or (D) of any Equity Security issued or issuable upon conversion of any Convertible Preferred Stock or pursuant to the Convertible Preferred Stock PIK Dividend Provision or pursuant to the conversion of any of the Convertible Notes outstanding on the date hereof;
     (iii) any amendment to the Charter or the By-Laws (other than amendments contemplated by (A) this Agreement, (B) the Investment Agreement or (C) the Authorized Capital Stock Charter Amendment);
     (iv) any amendment to the charter of any committee of the Board of Directors or to any corporate governance guideline relating to any matter addressed by this Agreement that would reasonably be expected to circumvent in any manner any of Tengelmann’s rights hereunder or the exercise thereof;
     (v) the adoption, implementation or amendment of, or redemption under, any takeover defense measures (including a rights plan);
     (vi) any Discriminatory Transaction;
     (vii) any transaction between (A) the Company or any of its Subsidiaries, on the one hand, and (B) any Affiliate of the Company (other than (1) any Director, officer or Subsidiary of the Company and (2) Tengelmann or any of its Affiliates), on the other hand;
     (viii) a change of the Company’s policies concerning the need for Board approval intended or reasonably likely to circumvent any of Tengelmann’s rights hereunder or the exercise thereof;
     (ix) the issuance and delivery to Yucaipa of any Company Common Stock upon exercise by Yucaipa of the Series B Warrants, except to the extent that a cash settlement of any Series B Warrants would reasonably be expected to cause a Liquidity Impairment (as defined in Section 5.01(f)), in which case the Company shall be permitted to issue and deliver Company Common Stock to Yucaipa upon exercise of such Series B Warrants to the extent necessary to avoid a Liquidity Impairment;

     (x) prior to the Maturity Date, any amendment or refinancing of the ABL Credit Agreement, except for changes that could not reasonably be expected to adversely affect Tengelmann in its capacity as a holder of the Convertible Preferred Stock or adversely affect any rights, privileges or preferences of the Convertible Preferred Stock; or
     (xi) any action by the Company or any of its Subsidiaries (including borrowings) that could cause the ABL Credit Facility to limit, restrict, prohibit or prevent the Company from paying dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary, except to the extent approved in advance by a majority of Independent Directors of the Board; or
     (xii) any action by the Company or any of its Subsidiaries, including entering into any contract or other agreement, that could limit, restrict, prohibit or prevent the Company’s ability to pay dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary.
          (b) For so long as the Tengelmann Percentage Interest is at least 25%, the approval of a majority of the Tengelmann Directors will be required for the Board of Directors to approve or authorize, and for the Company to do (or authorize or permit any of its Subsidiaries to do), any of the following (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or By-Laws); provided, however, that the approval of a majority of the Tengelmann Directors will not be required in connection with the actions specified in clauses (v), (vi), (vii)(B), (viii) and (ix) until the Stockholder Percentage Interest (as defined in the Amended and Restated Yucaipa Stockholders Agreement) falls below 17.8%:
     (i) any acquisition or disposition (in one transaction or a series of related transactions) of any assets (including any Equity Securities of any Subsidiary of the Company), business operations or securities (other than Equity Securities of the Company), with a Fair Market Value of more than $50,000,000, but excluding any disposition to, or acquisition from or of, a wholly owned Subsidiary of the Company or any disposition that (A) occurs in connection with creating or granting any Encumbrances to a Third Party that is not a Subsidiary or Affiliate of the Company in connection with a bona fide financing or (B) arises as a matter of Law or occurs pursuant to a court order;
     (ii) the issuance of any Equity Security or any other stock or equity interests (voting, non-voting, preferred or common) of the Company or any of its Subsidiaries (other than to the Company or any wholly owned Subsidiary of the Company), the creation of any obligation to acquire such Equity Security or any amendment to the terms of any such Equity Security; provided, however, that this clause (ii) shall not include any issuance (A) of any Series B Warrants, (B) pursuant to any employee compensation plan or other benefit plan, including stock option, restricted stock or other equity-based compensation plans, (C) of any Equity Security issued or issuable under rights existing as of the Closing Date or (D) of any Equity Security issued or issuable under conversion of any Convertible Preferred Stock or pursuant to the Convertible Preferred Stock PIK Dividend Provision or pursuant to the conversion of any of the Convertible Notes outstanding on the date hereof;
     (iii) any repurchase of Equity Securities of the Company or any of its Subsidiaries (other than wholly owned Subsidiaries) pursuant to a self-tender offer, stock repurchase program, open market transaction or otherwise other than (A) a repurchase of Equity Securities of the Company from employees or former employees subject to the terms and conditions of employee stock plans or a purchase of Equity Securities of the Company from Tengelmann pursuant to this Agreement, (B) the settlement of all or any portion of any exercised Series B Warrants in cash pursuant to the terms of the Series B Warrants or (C) a repurchase by the Company of the Convertible Notes;
     (iv) the declaration of any dividends or other distributions (whether in cash or property) on shares of Company Common Stock.
     (v) the adoption or amendment of any long term (i.e., three years or more) strategic plans, priorities or direction for the Company and its Subsidiaries and their businesses, except for amendments not exceeding $10,000,000 individually or in the aggregate in any 12-month period;
     (vi) the adoption or amendment of the operating plan or budget, capital expenditure budget, financing plan or any financial goal, except for amendments not exceeding $10,000,000 individually or in the aggregate in any 12-month period;
     (vii) (A) the appointment or removal of the chairman of the Board of Directors or (B) the appointment (but not removal) of the chief executive officer of the Company;
     (viii) the Dissolution of the Company;
     (ix) any capital expenditure of more than $10,000,000 (excluding any capital expenditure previously approved, or capital expenditure pursuant to a capital expenditure program or budget or plan that was previously approved, by the Board of Directors as part of the approval of the Company’s annual operating plan, capital expenditures budget or otherwise); or
     (x) any incurrence, assumption, or issuance of Indebtedness in one or a series of related transactions in an aggregate principal amount of more than $50,000,000 (other than any borrowing under the ABL Credit Agreement that do not limit, restrict, prohibit or prevent the Company from paying dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary, except to the extent approved in advance by a majority of the Independent Directors of the Board); provided, however, that the foregoing shall not apply to any refinancing of Indebtedness existing on the Closing Date (except any refinancing of the ABL Credit Agreement shall be subject to Section 2.04(a)(x)); provided further, however, that such refinancing does not (1) increase the principal amount of such Indebtedness (other than as may be necessary for the payment of fees, discounts, expenses and premiums), (2) shorten the maturity thereof, (3) limit, restrict, prohibit or prevent the Company’s ability to pay dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary, and (4) is otherwise on then market terms (as determined by the Board of Directors), and which refinancing may apply to a refinancing of commitments (whether drawn or undrawn) under any revolving credit agreement.
          (c) Any transaction between the Company or any of its Subsidiaries, on the one hand, and Tengelmann, or any Subsidiary or Affiliate of Tengelmann, on the other hand (other than the compensation of Directors and officers in the ordinary course of business), will require the approval of a majority of the Other Directors (in addition to any other Board of Directors’ or stockholders’ approval required by any Law, the Charter or By-Laws).
          (d) The Company will cause its generally applicable policies regarding matters that required approval of the Board of Directors to reflect the requirements of this Section 2.04.
          (e) Notwithstanding the foregoing, Tengelmann shall not have any approval rights with respect to any refinancing of (i) the 2011 Convertible Notes, if at the time of such contemplated refinancing, Tengelmann, together with its Affiliates own more than 25% of the aggregate principal amount of such notes or (ii) the 2012 Convertible Notes, if at the time of such contemplated refinancing, Tengelmann, together with its Affiliates own more than 25% of the aggregate principal amount of such notes.
          SECTION 2.05. Charter and By-Laws. (a) Immediately after the Closing, any Director will have the right to call a meeting of the Board of Directors.
          (b) The Company represents and warrants to Tengelmann that it has adopted resolutions providing that automatically upon the Closing and without any further act of any Person, the By-Laws will be amended substantially on the terms set forth in Exhibit A. The Company will not amend, rescind or cause to be superseded such resolution prior to the effectiveness of such amendments.
          (c) The Board of Directors will use reasonable best efforts to ensure, to the extent lawful, at all times that the Charter, By-Laws and corporate governance policies and guidelines of the Company are not at any time inconsistent in any material respect with the provisions of this Agreement.
          SECTION 2.06. Change in Law. Without limiting the obligations of the Board of Directors under Section 2.05(c), in the event any Charter provision, By-Law provision or any Law exists or hereafter comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties will negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein to the greatest extent possible.
ARTICLE III
Registration Rights
          SECTION 3.01. Registration. (a) Prior to the six-month anniversary of the date hereof (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement providing for the direct primary sales for cash by Tengelmann of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Thereafter, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act within 365 days after the date hereof (the “Effectiveness Date”), and subject to the other provisions of this Article III, shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the shares of Company Common Stock subject to this Article III cease to be Registrable Securities (the “Effectiveness Period”). The Company agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions applicable to such registration form, (C) as may be required by the Securities Act or (D) as may be reasonably requested in writing by Tengelmann or any Underwriter regarding information about Tengelmann or any Underwriter to be included in a prospectus.
          (b) If (i) the Registration Statement is not filed on or prior to the Filing Date, (ii) a Registration Statement is not declared effective by the SEC or does not otherwise become effective on or prior to its required Effectiveness Date, or (iii) after its Effectiveness Date, such Registration Statement ceases for any reason to be effective and available to Tengelmann as to all Registrable Securities to which it is required to cover at any time prior to the expiration of the Effectiveness Period (in each case, except as specifically permitted herein) (any such failure or breach being referred to as a “Registration Default,” and for purposes of clauses (i) or (ii) the date on which such Registration Default occurs, and for purposes of clause (iii) the date on which the Registration Statement ceases to be effective and available, being referred to as the “Registration Default Date” and each period from and including the Registration Default Date during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, during the Registration Default Period, in addition to any other rights available to Tengelmann, the Company shall pay to Tengelmann (“Liquidated Damages”) in an amount in cash equal to the product of (x) 1.00% per annum and (y) the difference between (1) the sum of (A) $60,000,000 and (B) the Liquidation Preference (as defined in the Convertible Preferred Articles Supplementary) attributable to any Convertible Preferred Stock issued to Tengelmann pursuant to the Convertible Preferred Articles Supplementary after the date hereof and (2) the Liquidation Preference attributable to Registrable Securities (determined based on the amount attributable to them prior to their becoming Registrable Securities) Transferred prior to the beginning of the applicable Registration Default Period to a Third Party that does not receive registration rights pursuant to Section 3.14. Liquidated Damages shall accrue from the applicable Registration Default Date until all Registration Defaults have been cured, and shall be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 following the applicable Registration Default Date to the record holder of the applicable security on the date that is 15 days prior to such payment date, until paid in full. Following the cure of any Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default. Liquidated Damages payable in respect of any Registration Default Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Liquidated Damages shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing.
          (c) At any time and from time to time on or after the Effective Date, upon the written request (a “Demand Notice”) of Tengelmann requesting that the Company effect an Underwritten Offering of Registrable Securities of Tengelmann (a “Demand Offering”), the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, an Underwritten Offering of the Registrable Securities which the Company has been so requested to register; provided, however, that (A) (x) with respect to any Registrable Securities (other than Existing Registrable Securities), the Company shall be obligated to effect any such Underwritten Offering pursuant to this Section 3.01: (1) no more than two times in any 12-month period and (2) no more than five times in the aggregate and (y) with respect to the Existing Registrable Securities, the Company shall be obligated to effect any such Underwritten Offering pursuant to this Section 3.01: (1) no more than two times in any 12 month period and (2) since December 3, 2007, no more than three times in the aggregate and (B) in each case, the Registrable Securities for which a Demand Offering has been requested will have a value (based on the average closing price per share of Company Common Stock for the ten Trading Days preceding the delivery of such Demand Notice) of not less than $20,000,000 or such lesser remaining amount of Registrable Securities held by Tengelmann. Each such Demand Notice will specify the number of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof. Notwithstanding anything to the contrary herein, the Company shall not be required to make any Registration Statement available for, or permit the use of any such Registration Statement for the registration of all or any portion of a hedging transaction.
          (d) In the event an offering of Registrable Securities under this Section 3.01 involves one or more Underwriters, Tengelmann will select the lead Underwriter and any additional Underwriters in connection with the offering from the list of investment banks set forth on Schedule I. The list of investment banks on Schedule I may be amended from time to time by Tengelmann with the consent of the Company (such consent not to be unreasonably withheld or delayed).
          (e) Notwithstanding the foregoing provisions of this Section 3.01, Tengelmann may not request a Demand Offering during a period commencing upon the filing (or earlier, but not more than 30 days prior to such filing upon notice by the Company to Tengelmann that it so intends to file) of a Registration Statement for Company Common Stock by the Company (for its own account or for any other security holder) and ending (i) 90 days after such Registration Statement is declared effective by the SEC (or becomes automatically effective), (ii) upon the withdrawal of such Registration Statement or (iii) 30 days after such notice if no such Registration Statement has been filed within such 30-day period, whichever occurs first; provided that the foregoing limitation will not apply if Tengelmann was not given reasonable opportunity, in violation of Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(e).
          (f) Tengelmann will be permitted to rescind a Demand Offering or request the removal of any Registrable Securities held by it from any Demand Offering at any time (so long as, in the case of a Demand Offering, after such removal it would still constitute a Demand Offering, including with respect to the required Fair Market Value thereof); provided that, if Tengelmann rescinds a Demand Offering, such Demand Offering will nonetheless count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by Tengelmann pursuant to this Section 3.01, unless Tengelmann reimburses the Company for all expenses (including reasonable fees and disbursements of counsel) incurred by the Company in connection with such Demand Offering.
          SECTION 3.02. Piggyback Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Company Common Stock for (a) the Company’s own account (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a Registration Statement filed in connection with an offering of securities solely to the Company’s existing security holders) or (b) the account of any holder of Company Common Stock (other than Tengelmann) pursuant to a demand registration requested by such holder, then the Company will give written notice of such proposed filing to Tengelmann as soon as practicable (but in no event less than 20 days before the anticipated filing date), and upon the written request, given within 10 days after delivery of any such notice by the Company, of Tengelmann to include Registrable Securities in such registration (which request shall specify the number of Registrable Securities proposed to be included in such registration), the Company will, subject to Section 3.03, include all such Registrable Securities in such registration on the same terms and conditions as the Company’s or such holder’s Company Common Stock (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing and prior to the business day prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities, then the Company may, at its election, give written notice of such determination to Tengelmann and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company will control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering will be in the form of an Underwritten Offering and, if any such offering is in the form of an Underwritten Offering, (i) the Company will select the lead Underwriter and any additional Underwriters in connection with such offering and (ii) Tengelmann’s right to participate shall be conditioned on Tengelmann entering into an underwriting agreement in customary form and acting in accordance with the provisions thereof.
          SECTION 3.03. Reduction of Underwritten Offering. Notwithstanding anything contained herein, if the lead Underwriter of an Underwritten Offering described in Section 3.01 or 3.02 advises the Company in writing that in its reasonable opinion the number of shares of Company Common Stock (including any Registrable Securities) that the Company, Tengelmann and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold or the number of Registrable Securities that any participant may sell, then the number of shares of Company Common Stock to be included in the Registration Statement for the account of the Company, Tengelmann and any other Persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement to the number recommended by such lead Underwriter; provided that (a) priority in the case of a Demand Offering pursuant to Section 3.01 will be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration rights provided in this Agreement, (ii) second, securities proposed to be offered by the Company for its own account and (iii) third, among any other securities of the Company requested to be registered by the holders thereof pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (b) priority in the case of a Registration Statement initiated by the Company for its own account which gives rise to a Piggyback Registration pursuant to Section 3.02 will be (i) first, securities initially proposed to be offered by the Company for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration right provided in this Agreement and securities requested to be included in the Registration Statement for the account of Yucaipa pursuant to the registration rights afforded to Yucaipa pursuant to the Amended and Restated Yucaipa Stockholder Agreement pro rata, based on Tengelmann’s Piggyback Percentage and Yucaipa’s Piggyback Percentage, respectively and (iii) third, among any other securities of the Company requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (c) priority in the case of a Registration Statement initiated by the Company for the account of Yucaipa pursuant to the registration rights afforded to Yucaipa pursuant to the Amended and Restated Yucaipa Stockholder Agreement will be (i) first, the securities requested to be included in the Registration Statement for the account of Yucaipa, (ii) second, securities to be offered by the Company for its own account, (iii) third, securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration right provided in this Agreement and (iv) fourth, among any other securities of the Company requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; and (d) priority with respect to inclusion of securities in a Registration Statement initiated by the Company for the account of holders other than Tengelmann or Yucaipa pursuant to registration rights afforded such holders will be (i) first, pro rata among securities requested to be included in the Registration Statement for the account of such holders, (ii) second, securities requested to be included in the Registration Statement by the Company for its own account, (iii) third, the Registrable Securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to its registration right provided in this Agreement and securities requested to be included in the Registration Statement for the account of Yucaipa pursuant to the registration rights afforded to Yucaipa pursuant to the Amended and Restated Yucaipa Stockholder Agreement pro rata, based on Tengelmann’s Piggyback Percentage and Yucaipa’s Piggyback Percentage, respectively and (iv) fourth, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.
          SECTION 3.04. Registration Procedures. (a) Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:
     (i) furnish to Tengelmann without charge, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein, except to the extent such exhibits or documents are currently available electronically via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) Interactive Data Electronic Applications system (“IDEA”) or any successor system of the SEC), which documents (other than those incorporated by reference) will be subject to the review and good faith objection of Tengelmann prior to filing (provided, however, if Tengelmann does not object to any such document prior to the close of business on the third Business Day after receipt thereof, Tenglemann shall be deemed to have waived any objection) the prospectus included in such Registration Statement (including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement (except to the extent such letters or correspondence are currently available electronically via EDGAR, IDEA or any successor system of the SEC) and such other documents in such quantities as Tengelmann may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities;
     (ii) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Tengelmann reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable Tengelmann to consummate the disposition of such Registrable Securities in such jurisdictions; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(ii), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;
     (iii) notify Tengelmann at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iv) advise the Underwriters, if any, and Tengelmann promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (v) use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable Tengelmann to consummate the disposition of such Registrable Securities; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(v), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;
     (vi) enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by Tengelmann in order to expedite or facilitate the disposition of such Registrable Securities, including preparing for and participating in a road show and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition;
     (vii) if requested by Tengelmann or the Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as Tengelmann and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;
     (viii) make available for inspection by Tengelmann, any Underwriter participating in any disposition of such Registrable Securities, and any attorney for Tengelmann and such Underwriter and any accountant or other agent retained by Tengelmann or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to the Company and the related Registration Statement and prospectus, and cause the Representatives of the Company and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided that (x) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence and (y) Records or information that the Company determines, in good faith, to be confidential will not be disclosed by such Inspector unless (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus or (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction;
     (ix) (A) cause the Company’s Representatives to supply all information reasonably requested by Tengelmann, or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide Tengelmann and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;
     (x) use its commercially reasonable efforts to obtain and deliver to each Underwriter and Tengelmann a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and Tengelmann may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five business days prior to the date of such letter; provided, however, that if the Company fails to obtain such comfort letter, then such Demand Offering will not count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by Tengelmann pursuant to Section 3.01;
     (xi) use its commercially reasonable efforts to obtain and deliver to each Underwriter and Tengelmann a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter and Tengelmann may reasonably request; provided, however, that if the Company fails to obtain such statement or opinion, then such Demand Offering will not count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by Tengelmann pursuant to Section 3.01;
     (xii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement (which need not be audited) covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and
     (xiii) use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on the NYSE or, if Company Common Stock is not then listed on the NYSE, then on any other securities exchange or national quotation system on which similar securities issued by the Company are listed or quoted.
          (b) In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering, (i) the Company and Tengelmann agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other Law, the Company will not require Tengelmann to make any representation, warranty or agreement in such agreement other than with respect to Tengelmann, the ownership of Tengelmann’s securities being registered and Tengelmann’s intended method of disposition) and (ii) Tengelmann agrees to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, powers of attorney, holdback agreements, letters and other documents customarily required under the terms of such underwriting arrangements. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriter in such written agreement with such Underwriter will also be made to and for the benefit of Tengelmann. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with a Demand Offering, and such failure to be met or waived is not attributable to the fault of Tengelmann, such Demand Offering will not be deemed exercised.
          SECTION 3.05. Conditions to Offerings. (a) The obligations of the Company to take the actions contemplated by Section 3.01, Section 3.02 and Section 3.04 with respect to an offering of Registrable Securities will be subject to the following conditions:
     (i) the Company may require Tengelmann to furnish to the Company such information regarding Tengelmann or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or under state securities or blue sky laws; and
     (ii) in any Underwritten Offering pursuant to Section 3.01 or Section 3.02 hereof, Tengelmann, together with the Company, will enter into an underwriting agreement in accordance with Section 3.04(b) above with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.
          (b) Tengelmann agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(a)(iii) or Section 3.04(a)(iv) hereof or a condition described in Section 3.06 hereof, Tengelmann will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until Tengelmann’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(a)(iii) hereof or notice from the Company of the termination of the stop order or Deferral Period.
          SECTION 3.06. Blackout Period. (a) The Company’s obligations pursuant to Section 3.01, Section 3.02 and Section 3.03 hereof will be suspended (including any obligation to pay Liquidated Damages) (1) upon the receipt of comments from the SEC on any document incorporated by reference in the Registration Statement or (2) if compliance with such obligations would (a) violate applicable Law or otherwise prevent the Company from complying with applicable Law, (b) require the Company to disclose a financing, acquisition, disposition or other corporate development, and the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, that such disclosure is not in the best interests of the Company, (c) require the Company to make changes in the Registration Statement in order that the Registration Statement not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (d) otherwise require premature disclosure of information the disclosure of which, the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, is not in the best interests of the Company, or (e) otherwise represent an undue hardship for the Company; provided that (i) any and all such suspensions pursuant to clause (1) will not exceed 120 days in the aggregate in any 12-month period and (ii) any and all such suspensions pursuant to clause (2)(b), (2)(c), (2)(d) or (2)(e) will not exceed 120 days in the aggregate in any 12-month period; provided that any suspensions attributable to clause 2(e) will not extend beyond 90 days (any such period, a “Deferral Period”). The Company will promptly give Tengelmann written notice of any such suspension containing the approximate length of the anticipated delay, and the Company will notify Tengelmann upon the termination of any Deferral Period. Upon receipt of any notice from the Company of any Deferral Period, Tengelmann shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until Tengelmann receives copies of the supplemented or amended prospectus contemplated hereby or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemented filings that are incorporated by reference in the prospectus, and, if so directed by the Company, Tengelmann will, and will request the lead Underwriter or Underwriters, if any, to, deliver to the Company all copies, other than permanent file copies, then in Tengelmann’s or such Underwriter’s or Underwriters’ possession of the current prospectus covering such Registrable Securities.
          (b) The parties hereto further agree and acknowledge that any suspension or non-use of the Registration Statement due to the updating of the Registration Statement to include any financial statement the Registration Statement is required to contain (the “Required Financial Statements”) shall not be deemed to be a suspension for purposes of Section 3.06(a), unless and until the seven business day period referenced in Section 3.06(c) shall have passed without the updating of financial statements required by Section 3.06(c).
          (c) The Company shall use its commercially reasonable efforts to update the Registration Statement on each date on which it shall be necessary to do so to cause the Registration Statement to contain the Required Financial Statements; provided, however, that, with respect to any financial period ending after the date hereof, the Company shall not be obligated to update the Required Financial Statements pursuant to Section 3.06(b) and shall not be deemed to be in default under this sentence until seven business days after (or such earlier date as may be reasonably practicable) the date upon which such updated financial statements are required to be filed with the SEC.
          SECTION 3.07. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with the obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with qualification of Registrable Securities under applicable blue sky laws), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, fees and disbursements of counsel for the Company, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance, fees and expenses of one counsel (in addition to any local counsel) for Tengelmann and the fees and expenses of other Persons retained by the Company, will be borne by the Company. Tengelmann will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for its account pursuant to any Registration Statement. The Company shall also pay and reimburse Tengelmann for all reasonable out-of-pocket fees and expenses incurred by Tengelmann of one counsel for Tengelmann in connection with each Registration Statement.
          SECTION 3.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to Section 3.01, Section 3.02 or Section 3.03 hereof, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, Tengelmann, its Affiliates, directors, officers and stockholders and each Person who controls Tengelmann within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including reasonable attorneys’ fees) joint or several, caused by any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement or any preliminary or final prospectus used in connection with the Registrable Securities or any Issuer FWP, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company will not be required to indemnify any Indemnified Person for any losses, claims, damages, liabilities, judgments, actions or expenses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with information with respect to any Indemnified Person furnished to the Company in writing by Tengelmann expressly for use therein.
          (b) In connection with any Registration Statement, preliminary or final prospectus, or Issuer FWP, Tengelmann agrees to indemnify the Company, its Directors, its officers who sign such Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to Tengelmann, but only with respect to information with respect to any Indemnified Person furnished to the Company in writing by Tengelmann expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP.
          (c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.08(a) or (b), such Person (hereinafter called the “indemnified party”) will (i) promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing; provided that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent such indemnifying party has been prejudiced in any material respect by such failure; (ii) permit the indemnifying party to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and (iii) pay the fees and disbursements of such counsel related to such claim, action or proceeding. In any such claim, action or proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party (without prejudice to such indemnified party’s indemnity and other rights under the Charter, By-Laws and applicable Law, if any) unless (A) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel, (B) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel, with a copy provided to the Company, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them or (C) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel at any time for all such indemnified parties) and that all such reasonable fees and expenses will be reimbursed reasonably promptly following a written request by an indemnified party stating under which clause of (A) through (C) above reimbursement is sought and delivery of documentation of such fees and expenses. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 3.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party will not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in this Section 3.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to in this Section 3.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Company, on the one hand, and Tengelmann, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, judgments, actions or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 3.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
          (e) The parties agree that it would not be just and equitable if contribution pursuant to Section 3.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 3.08(e), Tengelmann shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by Tengelmann with respect to the Registrable Securities exceed the greater of (A) the amount paid by Tengelmann for its Registrable Securities and (B) the amount of any damages which Tengelmann has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          (f) For purposes of this Section 3.08, each controlling Person of Tengelmann shall have the same rights to contribution as Tengelmann, and each officer, Director and Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.08, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Section 3.08 or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.
          (g) If indemnification is available under this Section 3.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 3.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 3.08(d) or (e).
          SECTION 3.09. Lockup. If and to the extent requested by the lead Underwriter of an Underwritten Offering of Equity Securities of the Company, the Company and Tengelmann agree not to effect, and to cause their respective Affiliates not to effect, except as part of such registration, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing of the issue being registered or offered, as applicable, or of a similar security of the Company, or any securities into which such Equity Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Equity Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of up to seven days prior to, and during a period of up to 45 days after, the effective date of such registration, as reasonably requested by the lead Underwriter (the “Lock-up”); provided, however, that Tengelmann shall not be obligated to enter into a Lock-up more than one time in any 12-month period. The lead Underwriter shall give the Company and Tengelmann prior notice of any such request.
          SECTION 3.10. Termination of Registration Rights. This Article III (other than Sections 3.07 and 3.08) will terminate on the date on which all shares of Company Common Stock subject to this Article III cease to be Registrable Securities.
          SECTION 3.11. Specific Performance. Tengelmann, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          SECTION 3.12. Other Registration Rights. The Company (a) has not granted and will not grant to any Third Party any registration rights inconsistent with any of those contained herein and (b) has not entered into and will not enter into any agreement that will impair its ability to perform its obligations under this Article III, so long as any of the registration rights under this Agreement remain in effect; provided, however, that the registration rights in the Amended and Restated Yucaipa Stockholder Agreement shall be deemed not to impair these rights under any circumstances. If the Company provides Yucaipa with the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act for resales of Registrable Securities (as such term is defined in the Amended and Restated Yucaipa Stockholder Agreement) held by Yucaipa, then Tengelmann shall have the right to require a shelf registration statement to register all of Tengelmann’s Registrable Securities on substantially the same terms and conditions as provided to Yucaipa.
          SECTION 3.13. Rule 144. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, if the Company fails to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and such failure continues unremedied for a period of 90 days, then, if such failure shall be continuing, the Company shall pay Liquidated Damages to Tengelmann from the date of such failure to, but excluding the date on which such failure has been cured and otherwise in the amount and at the same time and terms as provided in Section 3.01(b).
          SECTION 3.14. Transfer of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the rights to cause the Company to register securities granted to Tengelmann under this Article III may be assigned by Tengelmann in whole or part to any Person to whom Tengelmann Transfers Equity Securities of the Company representing 10% or more of the Voting Power of the Company (a “Registration Rights Transferee”); provided, however, that (x) the Company is given prior written notice of the assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (y) such Registration Rights Transferee agrees in writing to be bound by subject to the provisions of this Article III mutatis mutandis as if the Registration Rights Transferee were a party hereto.
ARTICLE IV
Preemptive Rights
          SECTION 4.01. Rights To Purchase New Equity Securities. (a) In the event that after the date hereof, the Company proposes to issue any Equity Securities of the Company (“New Equity Securities”), Tengelmann shall have the right to purchase, in accordance with paragraph (b) below, a number of such New Equity Securities equal to the product of (x) the total number of such New Equity Securities to be issued and (y) the Tengelmann Percentage Interest at such time. The following issuances shall be exempt from the right to purchase New Equity Securities: (i) Equity Securities of the Company which are issued or reserved for issuance pursuant to any employee compensation plan or other benefit incentive plan (including stock option, restricted stock or other equity-based compensation plans), now existing or hereafter approved by the Board of Directors, (ii) Equity Securities of the Company issued or issuable upon the exercise of the Series B Warrants or the 2000 Warrants, (iii) Equity Securities of the Company to the extent issued or issuable in exchange for consideration consisting of property or assets other than cash, (iv) Equity Securities of the Company which are issued or issuable to Tengelmann or any Affiliate of Tengelmann or any wholly owned Subsidiaries of the Company, (v) Equity Securities of the Company which are issued or issuable to Yucaipa or its Affiliates under the Yucaipa Investment Agreement and pursuant to the Convertible Preferred Articles Supplementary (including any Equity Securities of the Company issued as dividends thereunder), (vi) Equity Securities of the Company which are issued in connection with a Business Combination and (vii) Equity Securities of the Company which are existing as of the date hereof or that are issued or issuable thereafter pursuant to the terms of any Equity Securities of the Company or other purchase rights existing or assumed by the Company as of the date hereof but in each case, only to the extent disclosed on Schedule 2.03 of the Investment Agreement and without any amendments or modifications thereto.
          (b) In the event that the Company proposes to undertake an issuance of New Equity Securities to which this Section 4.01 applies, and to which an exception in clauses (i) through (vi) of Section 4.01(a) does not apply, it shall give written notice to Tengelmann (a “Notice of Issuance”) of its intention, describing the material terms of the New Equity Securities and the issuance thereof, including the number of New Equity Securities proposed to be issued, the price (or method for determining price) thereof, the terms of payment and the proposed date of issuance. Tengelmann shall then have 20 days from the date of receipt of the Notice of Issuance to exercise its right to purchase all or a portion of its pro rata share of such New Equity Securities (as determined pursuant to paragraph (a) above) for the same consideration, and otherwise upon the terms specified in the Notice of Issuance, by giving written notice to the Company and stating therein the quantity of New Equity Securities to be purchased by Tengelmann. The rights of Tengelmann with respect to a particular issuance of New Equity Securities under this Section 4.01(b) shall expire if unexercised within 20 days after receipt of the applicable Notice of Issuance. Tengelmann shall have 30 days after receipt of the applicable Notice of Issuance to consummate such purchase.
          (c) If Tengelmann exercises its right pursuant to a Notice of Issuance, then the closing of the purchase and sale of the New Equity Securities to be issued to Tengelmann will be consummated simultaneously with the closing of the purchase and sale of the New Equity Securities to be issued to Persons other than Tengelmann, unless the closing of the purchase and sale of the New Equity Securities issued to Tengelmann is required by Law to be consummated on a later date. In the event any purchase by Tengelmann is not consummated, other than as a result of the fault of the Company, within the provided time period, the Company may issue the New Equity Securities to Persons other than Tengelmann free and clear from the rights of Tengelmann and restrictions under this Section 4.01. Any New Equity Securities not elected to be purchased by Tengelmann may be sold by the Company to any Person or Persons to which the Company intended to sell such New Equity Securities at a price and other economic terms not less than those offered to Tengelmann and on terms and conditions no less favorable to the Company than those offered to Tengelmann.

          (d) If, for any reason, the issuance of New Equity Securities to Persons other than Tengelmann is not consummated within 90 days after the Notice of Issuance, Tengelmann’s right to purchase its pro rata share of the New Equity Securities shall automatically be rescinded. Thereafter, Tengelmann will continue to have preemptive rights set forth in this Section 4.01 with respect to other issuances of New Equity Securities at later dates or times.
ARTICLE V
Put Right
          SECTION 5.01. Put Right. (a) Prior to the settlement by the Company of any Series B Warrant upon exercise by the Original Yucaipa Stockholders, and subject to Tengelmann’s right to approve any issuance of Company Common Stock in connection therewith pursuant to Section 2.04(a)(ix), the Company will give Tengelmann the right (a “Put Right”) to (i) cause the Company to settle such Series B Warrant by issuing and delivering Company Common Stock to Original Yucaipa Stockholders (in which case, such issuance shall be deemed to be approved by Tengelmann pursuant to Section 2.04(b)(ii)) and (ii) sell to the Company some or all of the shares of Company Common Stock to be so issued and delivered to Yucaipa in the following manner, provided that the Company shall not be required to purchase Company Common Stock pursuant to this clause (ii) to the extent necessary to avoid a Liquidity Impairment:
          (b) The Company will give notice (a “Warrant Exercise Notice”) to Tengelmann in writing of each exercise by Yucaipa of one or more Series B Warrants, specifying the number of shares (the “Share Number”) of Company Common Stock subject to such Series B Warrants and what portion, if any, the Company proposes to settle by the issuance and delivery to Yucaipa of Company Common Stock (the “Proposed Stock Settlement Amount”) and what portion, if any, the Company proposes to settle in cash.
          (c) If Tengelmann determines to exercise its Put Right, Tengelmann will deliver a notice (a “Put Notice”) to the Company within 10 Business Days after receipt of a Warrant Exercise Notice indicating, (i) the number of shares of Company Common Stock which the Company shall purchase from Tengelmann pursuant to Tengelmann’s Put Right (which number shall not exceed the Share Number) and (ii) if the Proposed Stock Settlement Amount exceeds the number specified pursuant to clause (i), the portion of such excess to be settled by the issuance and delivery of Company Common Stock, if any, which Tengelmann has approved pursuant to Section 2.04(a)(ii) (to the extent such approval is required thereby). The purchase price per share for such Company Common Stock will be equal to the Market Price of the Company Common Stock on the business day immediately preceding the date of exercise by Yucaipa of such Series B Warrants (the “Put Price”).
          (d) If Tengelmann exercises its Put Right, the Company will purchase from Tengelmann, the number of shares of Company Common Stock set forth in the Put Notice at the Put Price.

          (e) Such purchase and sale shall occur on the date the Company issues and delivers Company Common Stock to Yucaipa in settlement of such Series B Warrants.
          (f) A “Liquidity Impairment” shall be deemed to occur to the extent that any necessary cash settlement(s) of Series B Warrants, or any payment(s) in accordance with Article V of this Agreement, would:
     (i) violate, breach or give rise to a default or event of default under or in respect of any contract, credit facility, agreement or other obligation of the Company, either existing as of the Closing Date or entered into after the Closing Date (with the approval of a majority of the Tengelmann Directors), or any refinancing thereof (with the approval of a majority of Tengelmann Directors or on terms substantially similar to, and in any event no less favorable to the Company than, the terms of the obligation being refinanced), or
     (ii) reasonably be expected, after giving effect to the proposed cash settlement or payment, to cause (A) cash plus cash equivalents plus marketable securities plus cash available for drawdown under any then existing credit agreement or other financing facility of the Company or any of its Subsidiaries (without conditions that are not reasonably capable of being satisfied at the applicable time) less (B) cash in stores plus restricted cash plus restricted marketable securities, to equal less than $150,000,000, as of the date of the proposed cash settlement or payment, as applicable, or any date within 180 days thereafter, after taking into account any changes or adjustments to any of the foregoing items scheduled or reasonably anticipated, in good faith, by the Chief Financial Officer of the Company to occur during such 180-day period.
     (iii) For purposes of the foregoing definition, the terms “cash”, “cash equivalents”, “marketable securities”, “restricted cash” and “restricted marketable securities” shall mean the amount set forth opposite the corresponding line item on the Company’s most recent audited or unaudited consolidated balance sheet prior to the date of the proposed cash settlement or payment (i.e., as at the end of the most recently concluded 4-week fiscal period) and “cash in stores” shall mean cash held by all of the Company’s or any of its Subsidiaries’ stores as of such balance sheet date as determined by the Company in accordance with past practices.
ARTICLE VI
Covenants
          SECTION 6.01. Stockholder Approvals. (a) (x) as promptly as practicable after the date hereof, the Company, acting through the Board of Directors, shall, in accordance with applicable Law, the Charter and By-Laws, duly call, establish a record date for, give notice of, convene and hold an annual or special meeting of the holders of Voting Stock for the purposes of considering and taking action to obtain the Conversion Stockholder Approval and (y) on or prior to the first anniversary of the date hereof, the Company, acting through the Board of Directors, shall, in accordance with applicable Law, the Charter and By-Laws, duly call, establish a record date for, give notice of, convene and hold an annual or special meeting of the holders of Voting Stock for the purposes of considering and taking action to obtain the Charter Amendment Stockholder Approval and, in each case, shall include in a proxy statement filed with the SEC under the Exchange Act (the “Proxy Statement”) the recommendation of the Board of Directors that the holders of Voting Stock adopt such Conversion Stockholder Approval or Charter Amendment Stockholder Approval , as applicable, which recommendation shall include that the Board of Directors has found it advisable that such holders adopt the Conversion Stockholder Approval or Charter Amendment Stockholder Approval, as applicable.
          (b) (x) as promptly as practicable after the date hereof but in no event later than September 1, 2009, with respect to the Conversion Stockholder Approval and (y) no later than August 4, 2010, with respect to the Charter Amendment Stockholder Approval, the Company shall, in each case, file a Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have such Proxy Statement cleared by the SEC promptly. Tengelmann and its counsel will be given a reasonable opportunity to review and comment on the applicable Proxy Statement and any amendments or supplements thereto in advance of their filings; it being understood that any disclosure specifically regarding Tengelmann shall be subject to Tengelmann’s final review and approval (such approval not to be unreasonably withheld). In addition, the Company shall provide Tengelmann and its counsel a written copy of any comments the Company or its counsel may receive from the SEC or its staff with respect to the applicable Proxy Statement promptly after receipt of such comments and with copies of any written responses to such comments, other correspondence and telephonic notification of any verbal responses to such comments by the Company or its counsel. The Company agrees to use its reasonable best efforts, after consultation with Tengelmann, to respond promptly to all such comments of and requests by the SEC and to cause the applicable Proxy Statement and all required amendments and supplements thereto to be mailed to the holders entitled to vote at the stockholders’ meeting at the earliest practicable time. Tengelmann agrees to use its reasonable best efforts to respond promptly to any comments and requests by the SEC specifically directed to Tengelmann. The Company will promptly reimburse Tengelmann for all reasonable legal fees incurred by Tengelmann or on Tengelmann’s behalf in connection with the applicable Proxy Statement and any SEC comments or requests.
          SECTION 6.02. Voting Agreement. (a) Tengelmann agrees that as long as any shares of Convertible Preferred Stock are outstanding and until the Company obtains the Stockholder Approvals, at any annual or special meeting of the holders of Company Common Stock, however called, or at any adjournment thereof, and in any action by written consent of the holders of Company Common Stock, Tengelmann will, and will cause each of its Affiliates to, vote all of the Tengelmann Shares and shares of Company Common Stock now or hereafter beneficially owned by Tengelmann or an Affiliate of Tengelmann (the “Subject Securities”) in favor of the Stockholder Approvals.

          (b) Tengelmann hereby irrevocably grants to, and appoints the Company and any individual designated in writing by the Company, as Tengelmann’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Tengelmann, to vote, or cause to be voted, the Subject Securities, or grant a consent or approval in respect of the Subject Securities in a manner consistent with Section 6.02(a). Tengelmann hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Tengelmann hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 2-507 of the MGCL. The irrevocable proxy granted hereunder shall terminate immediately upon the date on which the Company obtains the Stockholder Approvals.
          SECTION 6.03. Petition for Bankruptcy. Stockholder agrees not to, and agrees to cause its Affiliates not to, commence an involuntary case or proceeding against the Company or any Subsidiary under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar Law or any other case or proceeding to cause the Company or any of its Subsidiaries to be adjudicated bankrupt or insolvent.
ARTICLE VII
Right of First Offer
          SECTION 7.01. First Offer Exercise Rights. (a) The Company will provide notice (a “First Offer Exercise Notice”) to Tengelmann in writing any time the Company receives written notice from an Other Investor (a “First Offer Transferor”) of such Other Investor’s intention to Transfer Equity Securities of the Company in an amount of at least 5% of its outstanding percentage interest during any twelve-month period to any one Person (other than in an Exempt Transfer). The First Offer Exercise Notice shall indicate the number of Equity Securities being offered for Transfer (the “Offered Stock”), the price at which such Other Investor proposes to Transfer the Offered Stock (the “Offer Price”) and all other material terms and conditions on which the Other Investor proposes to Transfer such Company Common Stock (including the identity of the proposed Transferees).
          (b) If Tengelmann determines to exercise its right to purchase the Offered Stock, Tengelmann will deliver a notice (the “First Offer Acceptance”) to the Company within three Trading Days following the receipt of the First Offer Exercise Notice (the “Acceptance Date”) indicating, (x) its irrevocable election to purchase all or any portion of the Offered Stock (the “Accepted Offered Stock”), (y) the closing arrangements and (z) a closing date not less than 30 nor more than 45 days following the Acceptance Date (unless a longer period of time is necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or to obtain any other consent required to effect such purchase and sale, in which case such longer period).
          (c) If Tengelmann delivers a First Offer Acceptance to the Company before 5:00 p.m. on or prior to the Acceptance Date, the Company shall deliver a written notice to the First Offer Transferor on the same date it receives such First Offer Acceptance, indicating the Company’s binding commitment to purchase the Accepted Offered Stock from the First Offer Transferor on the terms set forth in the First Offer

Acceptance, and Tengelmann commits to purchase the Accepted Offered Stock from the Company on the same terms set forth in such First Offer Acceptance.
          (d) If Tengelmann does not respond to the First Offer Exercise Notice within the required response time period set forth above, or elects by written notice to the Company (an “Election Notice”) not to purchase the Offered Stock, the Company shall promptly deliver such Election Notice to the First Offer Transferor and the First Offer Transferor shall then be free to Transfer the Offered Stock to any Person; provided that (x) such Transfer is consummated within 90 days after the latest of (A) the expiration of the foregoing required response time periods, or (b) the receipt by the First Offer Transferor of the foregoing Election Notice, and (y) the price at which the Equity Securities is Transferred must be equal to or higher than the Offer Price.
          SECTION 7.02. Convertible Note Purchase. (a) If Tengelmann or any of its Affiliates purchase any Convertible Notes, then within 10 days after the closing of such purchase, Tengelmann shall deliver to the Company and the Yucaipa Representative written notice indicating the principal amount of Convertible Notes acquired and the price paid per $1,000 principal amount of Convertible Notes. If any agreement effecting the purchase and sale (other than the standard assignment or transfer documents contemplated by the indentures for the Convertible Notes) is entered into to effect the purchase, such notice will also describe the material terms and conditions of such agreement. Within five Business Days following receipt of such notice, the Yucaipa Representative may elect to notify Tengelmann that it desires to purchase up to 50% of the Convertible Notes subject to the notice. The purchase price paid by the Yucaipa Representative on behalf of Yucaipa shall equal the price paid by Tengelmann per $1,000 principal amount of Convertible Notes plus 50% of any fees or expenses incurred by the Yucaipa Representative in connection with the purchase of the Convertible Notes. The Yucaipa Representative on behalf of Yucaipa, shall also agree to be bound by and assume, in a pro rata manner, any other obligations or agreements entered into by Tengelmann or its Affiliates in connection with the purchase and sale of such Convertible Notes. The Yucaipa Representative must deliver the purchase price, satisfy the other requirements herein and close its purchase of the Convertible Notes contemplated herein within fifteen Business Days following receipt of Tengelmann’s notice to the Yucaipa Representative regarding the purchase of Convertible Notes. As a condition to purchasing such Convertible Notes from Tengelmann, the Yucaipa Representative must also agree to abide by the provisions set forth in Section 7.02(b) below and agree if it fails to do so that Tengelmann will have the right to immediately repurchase any Convertible Notes acquired by the Stockholder Representative from Tengelmann or its Affiliates for the price paid by the Yucaipa Representative. If the Yucaipa Representative fails to comply with the provisions of Section 7.02(b) then this Section 7.02(a) shall immediately terminate and Tengelmann and its Affiliates shall no longer have any obligations under this Section 7.02(a).
          (b) If Yucaipa or any of its Affiliates purchase any Convertible Notes, then within 10 days after the closing of such purchase, the Yucaipa Representative shall deliver to the Company and Tengelmann written notice indicating the principal amount of Convertible Notes acquired, the price paid per $1,000 principal amount of Convertible Notes. If any agreement effecting the purchase and sale (other than the standard assignment or transfer documents contemplated by the indentures for the Convertible Notes) is entered into to effect the purchase, such notice will also describe the material terms and conditions of such agreement. Within five Business Days following receipt of such notice, Tengelmann may elect to notify the Yucaipa Representative that it desires to purchase a portion of the Convertible Notes subject to the notice calculated by dividing (1) an amount equal to the aggregate number of shares of Convertible Preferred Stock owned by Tengelmann and its Affiliates at the time by (2) the aggregate number of shares of Convertible Preferred Stock outstanding at such time. The purchase price paid by Tenglemann shall equal the price paid by Yucaipa per $1,000 principal amount of Convertible Notes plus Tengelmann’s pro rata share of any fees or expenses incurred by Yucaipa in connection with the purchase of the Convertible Notes. Tengelmann shall also agree to be bound by and assume, in a pro rata manner, any other obligations or agreements entered into by Yucaipa or its Affiliates in connection with the purchase and sale of such Convertible Notes. Tengelmann must deliver the purchase price, satisfy the other requirements herein and close its purchase of the Convertible Notes contemplated herein within fifteen Business Days following receipt of the Yucaipa Representatives’ notice to Stockholder regarding the purchase of Convertible Notes.
ARTICLE VIII
Miscellaneous
          SECTION 8.01. Corporate Opportunities. (a) Certain Acknowledgments. In recognition and anticipation (i) that the Company will not be a wholly-owned Subsidiary of Tengelmann and that Tengelmann and its Affiliates (including portfolio companies) may be controlling or significant stockholders of the Company, (ii) that directors, officers or employees of any of Tengelmann or its Affiliates may serve as directors or officers of the Company, (iii) that any of Tengelmann or its Affiliates may engage (and are expected to continue to engage) in the same, similar or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, (iv) that any of Tengelmann or its Affiliates may have an interest in the same areas of opportunity as the Company and any Affiliate thereof, (v) that any of Tengelmann or its Affiliates may engage in material business transactions with the Company and any Affiliate thereof, and that any of the Tengelmann or the Company may benefit therefrom, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of any of Tengelmann and its Affiliates, and the duties of any directors or officers of the Company who are also directors, officers or employees of any of Tengelmann or its Affiliates, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company or any Affiliate thereof, on the one hand, and any Tengelmann or its Affiliates, on the other hand, and in recognition of the benefits to be derived by the Company through its continual contractual, corporate and business relations with any of Tengelmann or its Affiliates

(including possible service of officers and directors of any of Tengelmann or its Affiliates as officers and directors of the Company), the provisions of this Section 8.01 shall to the fullest extent permitted by Law regulate and define the interest and reasonable expectancy of the Company in connection therewith.
          (b) Certain Agreements and Transactions Permitted; Certain Duties of Certain Stockholders, Directors and Officers. The Company may from time to time enter into and perform, and cause or permit any Subsidiary or Affiliate of the Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with any of Tengelmann or its Affiliates pursuant to which the Company or any Affiliate thereof, on the one hand, and Tengelmann or its Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other or with any Affiliate thereof or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective Representatives (including any who are directors, officers, stockholders, employees or agents of both) to allocate opportunities between or to refer opportunities to each other. No such agreement, or the performance thereof by the Company or any of Tengelmann or its Affiliates, shall to the fullest extent permitted by Law be considered contrary to (i) any duty that any of Tengelmann or its Affiliates may owe to the Company or any Affiliate thereof or to any stockholder or other owner of an equity interest in the Company or any Affiliate thereof by reason of any of Tengelmann or its Affiliates being a controlling or significant stockholder of the Company or of any Affiliate thereof or participating in the control of the Company or of any Affiliate thereof or (ii) any duty of any director or officer of the Company or of any Affiliate thereof who is also a director, officer, employee or agent of any of Tengelmann or its Affiliates to the Company or any Affiliate thereof, or to any stockholder thereof. To the fullest extent permitted by law, none of Tengelmann or its Affiliates, as a stockholder of the Company or any Affiliate thereof, or participant in control of the Company or any Affiliate thereof, shall have or be under any duty to refrain from entering into any agreement or participating in any transaction referred to above.
          (c) Similar Activities or Lines of Tengelmann Business. Except as otherwise agreed in writing between the Company and Tengelmann or its Affiliates shall to the fullest extent permitted by Law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or any Affiliate thereof and (ii) doing business with any client, customer or vendor of the Company or any Affiliate thereof, and no Tengelmann nor any officer, director, employee or Affiliate of Tengelmann shall to the fullest extent permitted by Law be deemed to have breached its or his or her duties, if any, to the Company solely by reason of any of Tengelmann or its Affiliates engaging in any such activity. To the extent permitted by Law, neither the Company, any Affiliate thereof nor any of their respective stockholders shall have any rights in or to any of the activities described in the foregoing sentence or the income or profits derived therefrom. In the event that any Tengelmann or its Affiliates acquires knowledge of a potential transaction or matter which may be an opportunity for any of Tengelmann or its Affiliates and the Company or any Affiliate thereof, Tengelmann and its Affiliates shall to the fullest extent permitted by Law have no duty to communicate or offer such opportunity to the Company or any Affiliate thereof and shall not to the fullest extent permitted by Law be liable to the Company or its stockholders for breach of any duty as a stockholder of the Company by reason of the fact that any of the Tengelmann or its Affiliates acquires or seeks such opportunity for itself, directs such opportunity to another person or entity, or otherwise does not communicate information regarding such opportunity to the Company or any Affiliate thereof.
          (d) Duties of Directors and Officers of the Company. In the event that a director or officer of the Company who is also a director, officer or employee of any Tengelmann or its Affiliates acquires knowledge of a potential transaction or matter which may be an opportunity for the Company or any Affiliate thereof or, any Tengelmann or its Affiliates, such director or officer shall to the fullest extent permitted by Law have fully satisfied and fulfilled his or her duty with respect to such opportunity, and the Company to the fullest extent permitted by Law acknowledges that it does not have any claim that such business opportunity constituted an opportunity that should have been presented to the Company or any Affiliate thereof, if such director or officer acts in a manner consistent with the following policy: such an opportunity offered to any person who is an officer or director of the Company, and who is also an officer, director or employee of any of Tengelmann or its Affiliates, shall belong to Tengelmann or its Affiliates, unless such opportunity was offered to such person in his or her capacity as a director, officer or employee of the Company.
          (e) This Section 8.01 is also intended to apply to any Subsidiaries of the Company. In addition, any references to a director of Tengelmann in this Section 8.01 shall include any Person performing a similar function. The Company represents, warrants and agrees that it and its Subsidiaries and their respective boards of directors have not adopted and will not adopt any codes of conduct or ethics or other policies inconsistent with this Section 8.01.
          SECTION 8.02. Adjustments. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares.
          SECTION 8.03. Changes in Tengelmann Percentage Interest Attributable to Issuances of the Company’s Equity Securities. (a) To the extent that any decrease in the Tengelmann Percentage Interest is attributable to issuances of Equity Securities by the Company (as opposed to dispositions of Equity Securities of the Company by Tengelmann or its Affiliates) from March 4, 2007 to, but not including, the date hereof, such decrease will not be taken into account for purposes of this Agreement unless such decrease was attributable to issuance of Equity Securities by the Company (x) in connection with a Business Combination by the Company or other acquisition by the Company, other than the Merger, approved by Tengelmann in accordance with Section 2.04(a)(i) or 2.04(b)(i), (y) for purposes of Article IV only, in connection with which Tengelmann was entitled to exercise its rights under Article IV hereof or (z) on or about December 3, 2007 in connection with the Merger, as merger consideration, but not in any event by any warrants or options issued in connection with the Merger.

          (b) Tengelmann represents that Schedule II sets forth, as of the date of this Agreement, Tengelmann’s beneficial ownership of Equity Securities of the Company (including Company Common Stock and Convertible Preferred Stock) and the calculation of the Tengelmann Percentage Interest.
          SECTION 8.04. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given (i) when delivered, if delivered in person, (ii) when sent by facsimile (provided the facsimile is promptly confirmed by telephone confirmation thereof), (iii) when sent by email (provided the email is promptly confirmed by telephone confirmation thereof) or (iv) two business days following sending by overnight delivery by an internationally recognized overnight courier, in each case to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 8.04):
          (a) if to the Company:
The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
Attn: Allan Richards, Esq.
Fax: (201) 571-4106
Phone: 201-573-9700
Email: richarda@aptea.com
          with a copy (which shall not constitute notice to the Company) to:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attn: Patrick J. Dooley, Esq.
Fax: (212) 872-1002
Email: pdooley@akingump.com
and,
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Fax: 212-269-5420
Phone: 212-701-3215
Email: korce@cahill.com
Attention: Kenneth W. Orce, Esq.
and,

McGuireWoods LLP
7 Saint Paul St., Suite 1000
Baltimore, MD 21202-1671
Fax: 410.659.4535
Phone: 410.659.4419
Email: cmartin@mcguirewoods.com
Attention: Cecil E. Martin, III, Esq.
          (b) if to Tengelmann:
Wissollstrasse 5-43
D-45478 Mülheim an der Ruhr
GERMANY
Fax: +49 (0)208 5806 6585
Phone: +49 (0)208 5806 6382
Email: HaubC@APTEA.com,
            fhartmann@uz.tengelmann.de
Attention: Mr. Christian Haub
                 Dr. Frank Hartmann
          with a copy (which shall not constitute notice to Tengelmann) to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: 212-474-3700
Phone: 212-474-1000
Email: sjebejian@cravath.com
            lizann.eisen@cravath.com
Attention: Sarkis Jebejian, Esq.
                 LizabethAnn Eisen, Esq.
          SECTION 8.05. Reasonable Efforts; Further Actions. The parties hereto each will use commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.
          SECTION 8.06. Consents. The parties hereto will cooperate, with each other in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies and all Governmental Entities and all Third Parties as may be required in connection with the consummation of the transactions contemplated by this Agreement.
          SECTION 8.07. Fees and Expenses. (a) Following the date hereof, the Company and Tengelmann agree, subject to any restrictions under applicable Law, to negotiate in good faith to enter into a services agreement whereby Tengelmann would provide transactional and other services to the Company as requested from time to time in exchange for reasonable compensation to Tengelmann as agreed by the parties.
          (b) The Company will pay its own costs and expenses, and will reimburse Tengelmann for its reasonable out-of-pocket costs and expenses, incurred in connection with (a) this Agreement and (b) subject to authorization of Tengelmann’s activities by the Other Directors, any purchase or sale of more than 15% of the Company Common Stock outstanding on the date of such purchase or sale or Business Combination or other strategic transaction or capital transaction involving the Company, in each case including the reasonable fees and expenses of counsel, irrespective of when incurred.
          SECTION 8.08. Access to Information; Financial Statements. (a) Upon reasonable prior written notice, the Company will, and will cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, afford Tengelmann and its Representatives reasonable access, consistent with applicable Law, to its and its Subsidiaries’ Representatives, and to the books and records of the Company and its Subsidiaries, and shall furnish Tengelmann with financial, operating and other data and information of the Company and its Subsidiaries as Tengelmann may from time to time reasonably request in writing, including to enable Tengelmann to prepare its financial statements and in connection with its financial reporting generally. Neither the Company nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Law (including antitrust Laws).
          (b) As soon as reasonably practicable following the end of each fiscal quarter and fiscal year, the Company will furnish to Tengelmann the consolidated financial statements of the Company (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available). The Company shall use its reasonable best efforts to assist Tengelmann with respect to preparing Tengelmann’s financial statements and in connection with Tengelmann’s financial reporting generally, in a manner consistent with past practice. The Company will cooperate, in a manner consistent with past practice, with and assist Tengelmann in the translation of the Company’s financial statements in order to conform such financial statements to applicable German and/or international accounting standards and shall otherwise provide Tengelmann with access to information necessary in connection with such financial statements and financial reporting.
          SECTION 8.09. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective.
          (b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.
          SECTION 8.10. Interpretation. When a reference is made in this Agreement to an Article, a Section, a subsection or a Schedule, such reference will be to an Article, a Section, a subsection or a Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” will refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, rule or statute defined or referred to herein or in any agreement, instrument, rule or statute that is referred to herein means such agreement, instrument, rule or statute as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.
          SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Without limiting the generality of the foregoing, the invalidity, illegality or unenforceability of the Tengelmann Mirror Vote provisions hereof will be deemed to materially adversely affect the economic and legal substance of the transactions contemplated hereby in the event Tengelmann ceases to comply therewith. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.
          SECTION 8.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          SECTION 8.13. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties any rights or remedies.

          SECTION 8.14. Governing Law. Except to the extent specifically required by the MGCL, this Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. The parties declare that it is their intention that this Agreement will be regarded as made under the Laws of the State of New York and that the Laws of the State of New York will be applied in interpreting its provisions in all cases where legal interpretation will be required, except to the extent that the MGCL is specifically required by such act to govern the interpretation of this Agreement.
          SECTION 8.15. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties hereto, except as provided in Section 3.14. Any purported assignment without such prior written consent will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
          SECTION 8.16. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or in each case any appellate court thereof, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties: (a) irrevocably and unconditionally consents to submit itself and its property to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and in each case any appellate court thereof, in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue, or the defense of an inconvenient forum to the maintenance, of any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, (d) agrees that it will not bring any action arising out of or relating to this Agreement in any court other than the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or in each case any appellate court thereof, and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto agrees that a final nonappealable judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for delivering notices in Section 8.04. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
          SECTION 8.17. Automatic Termination. (a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate upon the earlier to occur of (i) the percentage of Voting Power in the Company (determined on the basis of the number of outstanding shares of Voting Stock of the Company as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is beneficially owned by Tengelmann and its Affiliates equaling 100% or (ii) such percentage equaling less than 10%. For purposes of clarity, and notwithstanding anything to the contrary herein, no hedging transaction will be deemed to reduce the Tengelmann Percentage Interest, result in a termination of this Agreement or result in a loss of rights under Article II or any other provision hereof.
          (b) Survival. In the event that this Agreement will terminate, all provisions of this Agreement will terminate and will be void, except (i) Article III will survive any such termination until Tengelmann and its Affiliates no longer hold Registrable Securities and (ii) Articles I and VIII will survive any such termination indefinitely. Nothing in this Section 8.17 will be deemed to release any party from any liability for any willful and material breach of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.
          SECTION 8.18. Confidentiality. (a) Tengelmann agrees to maintain, and shall cause its Representatives to maintain, the confidentiality of all material non-public information obtained by it from the Company or any of its Subsidiaries or any of their respective Representatives, and not to use such information for any purpose other (i) than the evaluation of its investment in the Company, (ii) the protection or Transfer of its investment in the Company, (iii) the exercise of any of its respective rights under this Agreement and (iv) the exercise by the Tengelmann Directors of their duties as Directors.
          (b) Notwithstanding the foregoing, the confidentiality obligations of Section 8.18(a) will not apply to information obtained other than in violation of this Agreement:
     (i) which Tengelmann or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the NYSE); provided that, where and to the extent practicable, the disclosing party (A) gives the other party reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperates with such party in attempting to obtain such protective measures;

     (ii) which becomes available to the public other than as a result of a breach of Section 8.18(a); or
     (iii) which has been provided to Tengelmann or any of its Representatives by a Third Party who obtained such information other than from any such Person or other than as a result of a breach of Section 8.18(a).
          SECTION 8.19. No Liability of Partners. Notwithstanding anything that may be expressed or implied in this Agreement, the Company acknowledges and agrees that (i) notwithstanding that Tengelmann may be a partnership, no recourse hereunder or under any documents or instruments delivered by Tengelmann in connection herewith may be had against any officer, agent or employee of Tengelmann or any partner, member or stockholder of Tengelmann or any director, officer, employee, partner, affiliate, member, manager, stockholder, assignee or representative of the foregoing (any such Person or entity, a “Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or by their creation.
[Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholder Agreement as of the day and year first above written.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,
By:	/s/ Brenda Galgano
	Name:	Brenda Galgano
	Title:	Senior Vice President, Chief Financial Officer

TENGELMANN
WARENHANDELSGESELLSCHAFT KG,

By:	Tengelmann Verwaltungs-und
Beteiligungs GmbH, as Managing Partner

	By:	/s/ Christian W. E. Haub Name: Christian W. E. Haub
Title: Managing Director
Signature Page to Stockholder Agreement

SCHEDULE I
Investment Banks
1.	J.P. Morgan

2.	Morgan Stanley

3.	UBS Securities LLC

4.	Goldman Sachs & Co.

5.	Banc of America Securities LLC

6.	Barclays

SCHEDULE II
Tengelmann’s Equity Securities and Tengelmann Percentage Interest Calculation
Beneficial Ownership

Equity Securities
Tengelmann Warenhandelsgesellschaft KG	22,495,371 shares of Common Stock
Karl-Erivan Haub	13,000 shares of Common Stock
Christian Haub	281,351 shares of Common Stock
Emil Capital Partners, LLC	1,290,393 shares of Common Stock
Tengelmann Percentage Interest

41,602,638	Shares of Common Stock outstanding as of March 3, 2007
6,781,067	Shares of Common Stock issued pursuant to Merger
189,618	Options exercised by Christian Haub
35,000,000	Convertible Preferred Stock (as converted)

83,573,323

Beneficial ownership of Tengelmann and its affiliates:	24,080,115
Tengelmann Convertible Preferred Stock (as converted):	12,000,000

36,080,115
Tengelmann Percentage Interest : 43.17%

Exhibit A
Amended and Restated By-Laws of the Company